                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
- --------------------------------------------------------------------------------

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of Commission Only
    (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to [Section]240.14a-11(c) or
     [Section]240.14a-12

                               BGS SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             C. RUSSEL HANSEN, JR., VICE PRESIDENT, GENERAL COUNSEL
- --------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a6(i)(2) or Item
     22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

/ / Check box if any part of the filing fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               BGS SYSTEMS, INC.

                             128 TECHNOLOGY CENTER
                       WALTHAM, MASSACHUSETTS 02254-9111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 11, 1996

     The Annual Meeting of the Stockholders of BGS Systems, Inc. ("BGS" or the "Company") will be held at the corporate offices of the Company, 128 Technology Center, Waltham, Massachusetts on Tuesday, June 11, 1996, at 10:00 a.m. local time, for the following purposes:

          1. To fix the number of directors at four and to elect two members of the Board of Directors to serve as the Class I directors for a term of three years.

          2. To transact such other business, if any, as may properly come before the meeting.

     Only holders of BGS Common Stock of record at the close of business on April 15, 1996 will be entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors


                                            JEFFREY P. BUZEN, Clerk

Waltham, Massachusetts
May 7, 1996


                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE ENCLOSED RETURN ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

                               BGS SYSTEMS, INC.

                             128 TECHNOLOGY CENTER
                       WALTHAM, MASSACHUSETTS 02254-9111

                                PROXY STATEMENT
                                    FOR THE
                      1996 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BGS Systems, Inc. ("BGS" or the "Company") for the 1996 Annual Meeting of Stockholders to be held on June 11, 1996, and at any adjournment thereof (the "Meeting").

     As of April 15, 1996, the record date for the Meeting, there were 3,123,729 shares of Common Stock, $.10 par value per share, of the Company ("Common Stock") outstanding and entitled to be voted at the Meeting. Each such share is entitled to one vote on each matter to be voted upon. To be voted, proxies must be filed with the Clerk prior to voting. A majority of such shares, present in person or represented by proxy, will constitute a quorum at the meeting. Directors will be elected by a plurality of the votes cast. For all other matters to be voted upon at the Meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. For purposes of determining the outcome of the vote on these matters, an instruction to "abstain" from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. "Broker non-votes" which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter and have no effect on the outcome of the vote.

     Properly executed and dated proxies received will be voted in accordance with instructions thereon. If the proxy card is signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the election of the nominees for Director designated below and in the discretion of the proxy holders on any other matters that properly come before the Meeting. A Stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Clerk of BGS an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting of Stockholders and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

     Votes will be counted by the Inspector of Election appointed at the Meeting and the Company's Transfer Agent, The First National Bank of Boston. The Inspector of Election has customarily been Normand Bilodeau, the Company's Chief Financial Officer.

     This Proxy Statement, the accompanying Proxy card, and the Annual Report of BGS, including financial statements for the fiscal year 1996, are first being mailed to stockholders on or about May 7, 1996.

                           I.  ELECTION OF DIRECTORS

     The Board of Directors of BGS is divided into three classes, with the term of office of each class ending in successive years. The term of the Class I Directors expires with this Annual Meeting of Stockholders. The nominees for Class I, if elected, will serve three years until the 1999 Annual Meeting and until successors have been elected and qualified. The current Directors of Classes II and III will continue in office until the 1997 and 1998 Annual Meetings respectively.

     As the Class I Directors, Messrs. Buzen and Duncan are the nominees for election to the Board of Directors at the 1996 Annual Meeting. The Class I Directors will be elected to hold office until the annual meeting of stockholders in 1999 and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the By-Laws of the Company, to fix the directors at four and to elect Messrs. Buzen and Duncan as the Class I Directors. Proxies may not be voted for a greater number of persons than the number of nominees named.

     If a Class I Director becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that either Class I director will be unavailable.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 1999 (CLASS I DIRECTORS):

JEFFREY P. BUZEN
Dr. Buzen, 52, has been a director since 1975. He is Chief Scientist, Senior Vice President, and Treasurer of the Company and has served as Clerk and Director since 1975. Dr. Buzen developed the mathematical techniques upon which many of the Company's products are based. In addition to his work at the Company, Dr. Buzen has held faculty positions at Harvard and Brown Universities and has published numerous articles on the theory and practice of capacity management. Dr. Buzen received a Ph.D. in Applied Mathematics from Harvard University in 1971.

PAUL R. DUNCAN
Mr. Duncan, 55, has been a director since 1988. He has been Executive Vice President of Reebok International Ltd., a publicly-held athletic footwear corporation based in Stoughton, Massachusetts since 1990. He is President of the Reebok Specialty Business Group (since October 1995) and had been Chief Operating Officer of the Reebok division from June 1995 to October 1995 and Chief Financial Officer from 1985 to June 1995. Mr. Duncan is also a director of Reebok International Ltd. and Cabletron Systems, Inc. Mr. Duncan is Chairman of the Audit and Compensation Committees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CLASS I NOMINEES LISTED
ABOVE.

DIRECTOR WHOSE TERM CONTINUES UNTIL 1997 (CLASS II DIRECTOR):

JUDITH N. GOLDBERG
Mrs. Goldberg, 49, has been a director since April 1994. Mrs. Goldberg has been a private investor for over five years. She received her A.B. from Harvard-Radcliffe College in 1968 and her M.A.T. from Yale University in 1969. Mrs. Goldberg is a member of the Audit and Compensation Committees.

DIRECTOR WHOSE TERM CONTINUES UNTIL 1998 (CLASS III DIRECTOR):

HAROLD S. SCHWENK, JR.
Dr. Schwenk, 54, has been a director since 1975. He is Chairman of the Board, Chief Executive Officer and President of the Company. He has been Chairman and President since 1975 and Chief Executive Officer since 1983. He also served as the acting Chief Financial Officer from April 1985 to April 1990. Dr. Schwenk received his Ph.D. in Applied Mathematics from Harvard University in 1972. Dr. Schwenk serves ex officio on the Compensation Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors met four times and acted by written consent three times during fiscal 1996. For the incumbent Board of Directors as a whole, attendance was 100% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board on which they served (during the periods they served). In addition, the Company's directors frequently take part in the consideration of Company matters and documents and in communications with the Chairman of the Board and others wholly apart from such meetings.

     Each director who is not an employee of the Company is paid an annual retainer of $7,000 and a fee of $500 for each Board of Directors meeting attended. Non-employee directors (Mr. Duncan and Mrs. Goldberg) who serve on the committees of the Board receive an additional $4,000 per year for each committee on which they serve.

     The Audit Committee, which is composed entirely of the non-employee directors, held one meeting during fiscal 1996. The responsibilities of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, to review and approve any major accounting policy changes affecting the Company's operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors, to assure that the auditors are in fact independent and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company.

     The Compensation Committee, composed of the non-employee directors, held three meetings in fiscal 1996. The Committee administers the Company's stock option plans, determines the compensation of the Chief Executive Officer and reviews the compensation of certain other senior executives. Dr. Schwenk, Chief Executive Officer and President serves ex officio. See "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Paul R. Duncan and Judith N. Goldberg are the current members of the Compensation Committee. Dr. Schwenk, Chief Executive Officer and President, serves ex officio. See "Certain Transactions" on page 10 regarding Dr. Schwenk's compensation and "Report of the Compensation Committee of the Board of Directors on Executive Compensation" under the captain "General" on page 6 for a description of Dr. Schwenk's ex officio service.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of April 15, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each of the executives named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                              SHARES OF
                                                             COMMON STOCK
                                                             BENEFICIALLY       PERCENTAGE
                                                               OWNED AT             OF
                     NAME AND ADDRESS OF                       APRIL 15,       COMMON STOCK
                      BENEFICIAL OWNER                           1996           OUTSTANDING
                      ----------------                           ----           -----------
    Jeffrey P. Buzen.....................................      644,757(1)          20.7
      128 Technology Center, Waltham, MA 02254-9111

    Paul R. Duncan.......................................       18,000(2)           *

    Judith N. Goldberg...................................      593,257(3)          19.0
      128 Technology Center, Waltham, MA 02254-9111

    Harold S. Schwenk, Jr................................      639,575(4)          20.5
      128 Technology Center, Waltham, MA 02254-9111

    James S. McGuire.....................................        6,398(5)           *

    C. Russel Hansen, Jr.................................      589,397(6)          18.9
      128 Technology Center, Waltham, MA 02254-9111

    Normand Bilodeau.....................................          405(7)           *

    John P. Pryor........................................            0(8)           *

    Robert P. Goldberg Revocable Trust #2................      519,661(9)          16.7
      128 Technology Center, Waltham, MA 02254-9111

    Wellington Management Company........................      313,960(10)         10.0
      75 State Street, Boston, MA 02109

    Directors and Executive Officers
      as a Group (7 persons).............................    1,910,968(11)         61.2

- ---------------
  *  Represents less than 1% of the Common Stock outstanding.

 (1) Includes 40,000 shares of Common Stock subject to options which are presently exercisable. Excludes 10,000 shares of Common Stock subject to options which are not presently exercisable.

 (2) Includes: (a) 14,000 shares of Common Stock subject to options which are presently exercisable, and (b) 2,000 shares of Common Stock which Mr. Duncan, if he remains in office at the June 11, 1996 Annual Meeting, will have the right to acquire within 60 days of April 15, 1996, through the exercise of options. Excludes 8,000 shares of Common Stock subject to options which are not presently exercisable.

 (3) Includes: (a) 519,661 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mrs. Goldberg as co-trustee, has shared power to vote and control the disposition and (b) 4,000 shares of Common Stock subject to options which are presently exercisable and (c) 2,000 shares of Common Stock which Mrs. Goldberg, if she remains in office at the June 11, 1996 Annual Meeting, will have the right to acquire within 60 days of April 15, 1996, through the exercise of options. Excludes 8,000 shares of Common Stock subject to options which are not presently exercisable. The shares also include (a) 6,436 shares of Common Stock owned by Mrs. Goldberg's children and (b) 61,160 shares of Common Stock held by two unrelated co-trustees of four irrevocable trusts (15,290 in each trust) for the benefit of Mrs. Goldberg's children. Mrs. Goldberg disclaims beneficial ownership of all 67,596 shares.

 (4) Includes: (a) 9,180 shares of Common Stock held of record by Dr. Schwenk as custodian for the benefit of his daughters (b) 2,750 shares held of record by Dr. Schwenk's wife as custodian for the benefit of their son, and (c) 3,235 shares of Common Stock held of record by Dr. Schwenk's wife. Dr. Schwenk disclaims beneficial ownership of all of such 15,165 shares. Also includes: 40,000 shares of Common Stock subject to options which are presently exercisable and 118,646 shares of Common Stock held in the Harold
     S. Schwenk, Jr. Qualified Annuity Trust -- 1995 with respect to which shares Dr. Schwenk as grantor-trustee, has sole power to vote and control the disposition. Excludes (a) 10,000 shares of Common Stock subject to options which are not presently exercisable and (b) 525 shares held by Dr. Schwenk's son who is of the age of majority and does not share Dr. Schwenk's household.

 (5) Includes 5,000 shares of Common Stock subject to options which are presently exercisable. Excludes 65,000 shares of Common Stock subject to options which are not presently exercisable.

 (6) Includes: (a) 519,661 shares of Common Stock owned by the Robert P. Goldberg Revocable Trust #2, with respect to which shares Mr. Hansen as co-trustee, has shared power to vote and control the disposition and (b) 61,160 shares of Common Stock held of record by four irrevocable trusts of which Mr. Hansen is a co-trustee for the benefit of children who are not related to Mr. Hansen. Mr. Hansen disclaims beneficial ownership of all 580,821 shares. Also includes 6,000 shares of Common Stock subject to options which are presently exercisable. Excludes 4,000 shares of Common Stock subject to options which are not presently exercisable.

 (7) Includes 5 shares of Common Stock held of record by Mr. Bilodeau's wife. Mr. Bilodeau disclaims beneficial ownership of all 5 shares.

 (8) Excludes 10,000 shares of Common Stock subject to options which are not exercisable within 60 days of April 15, 1996.

 (9) Mr. Hansen and Mrs. Goldberg as trustees with equal voting rights, have shared power (by majority vote) to vote and control the disposition of all of the 519,661 shares of Common Stock owned by the Trust.

(10) Represents holdings as of January 31, 1996, based on information contained in a Schedule 13G filed by Wellington Management Company with the Securities and Exchange Commission.

(11) Includes 109,000 shares subject to options which are presently exercisable and 4,000 shares that may be acquired within 60 days of the record date through the exercise of stock options. Excludes 115,000 shares of Common Stock subject to options which are not presently exercisable.

     There are no arrangements known to the Company which may result at a later date in a change in control of the Company.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

General
- -------
     The Compensation Committee is composed of the two outside, independent directors, Paul R. Duncan (Chairman) and Judith N Goldberg. The Chief Executive Officer, Harold S. Schwenk, Jr., sits ex officio. The Committee's responsibilities include setting the compensation of the Chief Executive Officer and reviewing the compensation for selected executive officers of the Company. The Committee also grants all stock options to executive officers and other employees. Dr. Schwenk provides compensation information and other material requested by the Committee. He makes recommendations to the Committee on the compensation of the selected executive officers, and he participates in the discussions regarding these officers. He does not attend or participate in the discussions regarding his own compensation and makes no recommendation with respect thereto. He does not vote on the Compensation Committee. He does not administer the Company's stock option plans.

Compensation Philosophy
- -----------------------
     The Committee reviews an officer's bonus on the basis of the quantitative performance of the Company (e.g. earnings per share and earnings per share growth) and each selected officer's contribution to that performance (e.g. contribution to revenue and revenue growth, cost control and relative contribution to margin levels). The Committee also considers qualitative accomplishments of such officer and the Company as a whole (e.g. effort, development of management and development and execution of strategic plans). The relative weights of these factors are imprecise and vary from year to year. In fiscal 1996, the Committee did not consider material changes to base compensation of selected officers and thus did consider the compensation levels of other officers with roughly comparable job descriptions in other companies. In fiscal 1996, the single most important factor in determining the bonuses of the selected officers reviewed by the Committee was corporate performance-principally earnings per share and the growth in earnings per share.

     The compensation of Mr. McGuire is determined under an employment agreement. The base pay and the bonus were initially established under that agreement, and they are currently reviewed and determined, on the basis of the compensation policies noted above. The agreement reflects these policies and is terminable at any time by the Company or Mr. McGuire. See "Employment Agreements" on page 10.

Determination of the Chief Executive Officer's Compensation for the Last Fiscal
- -------------------------------------------------------------------------------
Year
- ----
     The Committee has complete discretion in determining the compensation of the Chief Executive Officer. In determining such compensation for the last fiscal year on a quantitative basis, the Committee considered the Company's corporate performance. Earnings per share grew from $2.38 in fiscal 1995 to $2.55 in fiscal 1996, an increase of 7%. Qualitatively, the Committee considered the pace and impact of the introduction of new products in areas of strategic importance and the pursuit of new technology in other new areas. Having previously granted Dr. Schwenk long term stock options, the Committee did not grant Dr. Schwenk any equity compensation in fiscal 1996.

Compensation Methods
- --------------------
     Base salaries and bonuses for selected executive officers are viewed as appropriate remuneration vehicles to enhance performance on an annual basis. The Company has utilized stock options for such executive officers to provide longer term performance-related incentives, in order to link their rewards directly to shareholder gains over a longer period of time. These options are generally granted at a premium to the market price on the date of grant. The size and duration of the grants is based or prior grants of stock options, if any, to the particular individual and historical and current grants to all other past and current option holders, taking into account the Company's preference for long-term stock performance based compensation.

     On June 13, 1995, the Committee determined to grant Mr. McGuire options to acquire 45,000 shares. On November 15, 1995, the Committee granted Mr. Pryor options to acquire 10,000 shares. See "Option Grants in Last Fiscal Year" on page 9. The Committee made no new stock option grants to other executive officers during fiscal 1996. The Committee believes that the executive officers have been granted appropriate options to date, and it will periodically continue to consider additional grants in the future.

Deductibility of Compensation Expense
- -------------------------------------
     The Committee has reviewed Section 162(m) of the Internal Revenue Code added by the Omnibus Budget Reconciliation Act of 1993. The Committee has decided to take no action at this time with respect to the Company's compensation program as a result of this change in the tax law but to continue to evaluate the possible effects of the new provisions. Aggregate compensation for any executive officer is unlikely to exceed the one million dollar limit under existing compensation agreements.

           Paul R. Duncan, Chairman
           Judith N. Goldberg
           Harold S. Schwenk, Jr., ex officio member

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 1994, 1995 and 1996 to the Company's Chief Executive Officer and the Company's five most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1996.(1) This information includes the dollar values for base salaries, bonus awards, and certain other compensation, if any, whether paid or deferred.

- ----------------------------------------------------------------------------------------------------------

                                            SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                         Compensation
                                                                        --------------
                                                Annual Compensation         Awards
                                               ---------------------------------------
                                                                          Securities        All Other
           Name and                                           Bonus       Underlying       Compensation
      Principal Position             Year      Salary($)       ($)        Options(#)          ($)(2)
- ----------------------------------------------------------------------------------------------------------
    Harold S. Schwenk, Jr.           1996       216,300      96,000           --                854
    Chairman, Chief Executive        1995       216,300      90,000           --              1,332
    Officer and President            1994       216,300      60,000           --              1,659

    Jeffrey P. Buzen                 1996       216,300      96,000           --                854
    Chief Scientist and Senior       1995       216,300      90,000           --              1,332
    Vice President                   1994       216,300      60,000           --              1,657

    James S. McGuire                 1996       150,000      71,250         45,000              854
    Chief Operating Officer          1995       150,000      75,000         25,000            1,145
                                     1994       150,000      50,000           --              1,710
    John P. Pryor(1)                 1996        91,000      49,967         10,000               --
    Vice President,                  1995            --          --           --                 --
    Marketing and Sales              1994            --          --           --                 --

    Normand Bilodeau                 1996        93,741      28,000           --                711
    Chief Financial Officer          1995        92,650      30,000           --                564
                                     1994        90,001       5,000           --                634
    C. Russel Hansen, Jr.            1996       130,000          --           --                797
    Vice President and General       1995       130,000      12,000           --                896
    Counsel                          1994       130,000      26,667           --                891
- ----------------------------------------------------------------------------------------------------------

(1) Mr. Pryor was first determined to be an executive officer for Section 16 purposes on February 13, 1996.

(2) Represents amounts allocated under the Company's Profit-Sharing Retirement Plan and Trust.

                         OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth certain information concerning options granted during 1996 to the named executives:

                                INDIVIDUAL GRANTS
                             ------------------------                            POTENTIAL REALIZABLE VALUE
                                           % OF TOTAL
                              NUMBER OF      OPTIONS                              AT ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO    EXERCISE                  STOCK PRICE APPRECIATION
                              UNDERLYING    EMPLOYEES     OR BASE                      FOR OPTION TERM
                               OPTIONS      IN FISCAL      PRICE     EXPIRATION        ---------------
                               GRANTED        YEAR       ($/SHARE)      DATE         5% ($)          10% ($)
                               -------        ----        -------       ----         -----           ------
Harold S. Schwenk, Jr......         0
Jeffrey P. Buzen...........         0
James S. McGuire(1)........    45,000         82%        $35.00        6/13/99      990,675        2,510,550
John P. Pryor(2)...........    10,000         18%        $38.75       12/15/05      243,738          617,675
Normand Bilodeau...........         0
C. Russel Hansen, Jr.......         0

- ---------------
(1) The options were granted for a term of approximately ten years, subject to earlier termination in certain events related to termination of employment. 30,000 options are exercisable commencing on June 13, 1997 and 15,000 options are exercisable on June 13, 1998. The fair market value was $30.75 per share on the grant date (June 13, 1995). The Compensation Committee retains the discretion, but not the obligation, to accelerate the vesting of these options at any time for any or no reason.

(2) The options were granted for a term of approximately ten years, subject to earlier termination in certain events related to termination of employment. The options are exercisable in 2,000 share increments on November 15 of each year commencing November 15, 1996. The fair market value was $40.125 per share on the grant date (November 15, 1995). The Compensation Committee retains the discretion, but not the obligation, to accelerate the vesting of these options at any time for any or no reason.


OPTION EXERCISES AND FISCAL YEAR-END VALUES


     The following table sets forth certain information regarding the number and value at January 31, 1996, of unexercised options held by each of the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                         Number of Securities
                              Underlying            Value of Unexercised
                          Unexercised Options           In-the-Money
                             at FY-End (#)         Options at FY-End ($)
                         ---------------------    ------------------------
                            Exercisable(E)/             Exercisable/
         Name              Unexercisable(U)            Unexercisable
- --------------------------------------------------------------------------
Harold S. Schwenk, Jr.     30,000 E/20,000 U           189,600/47,400
Jeffrey P. Buzen.......    30,000 E/20,000 U           189,600/47,400
James S. McGuire.......     5,000 E/65,000 U            25,000/93,600
John P. Pryor..........         0 E/10,000 U                 0/0
Normand Bilodeau.......         0 E/0 U                      0/0
C. Russel Hansen, Jr...     4,000 E/6,000 U                  0/0


CERTAIN TRANSACTIONS

     From February 1, 1995, to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeds $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and payments set forth under "Executive Compensation" above.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. McGuire on December 5, 1990. The agreement is terminable at any time by the Company or Mr. McGuire. In the event the Company terminates Mr. McGuire's employment without cause, the Company has agreed to make decreasing salary continuation payments over a 36 month period (ranging from 100% of base monthly salary in the first 6 months to 33 1/3% in the last 24) or until Mr. McGuire finds other employment (which he has agreed to make reasonable efforts to do), whichever first occurs. The agreement provides for an annual base salary of $150,000, and participation in an incentive plan whereby Mr. McGuire could receive up to an additional $75,000 in incentive payments, in the event that Mr. McGuire achieves the higher goals established in the program. The Company has the discretion to make additional payments for additional performance.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company's policy on involuntary termination with respect to all other officers and other employees is to determine the amount of payments made, if any, in connection therewith on a case by case basis. Although the policy makes reference to a maximum payment of one week's pay for each six months' employment (plus four weeks' pay if four weeks notice is not given), the actual amounts may be greater or lower or nothing at all depending on the unique facts of each termination. See "Employment Agreements" above for a discussion of termination arrangements for Mr. McGuire.

GRAPHICAL COMPARISONS OF COMMON STOCK TO MARKET INDICES


     The following graph sets forth the yearly percentage change in the cumulative stockholder return on BGS Common Stock during the five fiscal years ended January 31, 1996 with the cumulative total return on the CRSP Total Return
Index for The NASDAQ Stock Market (US & Foreign) and the CRSP Total Return Index for NASDAQ Computer & Data Processing Stocks. The CRSP Index for NASDAQ Computer and Data Processing Stocks includes all companies within SIC Code 737. The comparison assumes $100 was invested on January 31, 1991 in BGS Common Stock and in each of such indices, and assumes reinvestment of dividends.

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]


 Measurement Period                       CRSP Total Return Index for Nasdaq
(Fiscal Year Covered)  BGS Systems,Inc.   Stock Market    Computer and Data
 -------------------   ---------------    ------------    -----------------
      1991                 100.0              100.0             100.0
      1992                 153.8              152.9             176.5
      1993                 158.9              172.4             186.2
      1994                 101.7              199.9             198.9
      1995                 103.1              188.1             223.6
      1996                 143.3              261.2             346.8



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The NASDAQ Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its executive officers and directors with these filings. Based solely on the information furnished to the Company by the Company's executive officers and directors, the Company believes that during fiscal year 1996, all Section 16(a) reports were filed on a timely basis.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, attention of the Clerk, on or Before January 9, 1997.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, independent public accountants, has audited the accounts of the Company and subsidiaries since 1978 and has been selected to do so for fiscal year 1997. A representative of Ernst & Young is expected to be present at the Meeting with the opportunity to make a statement if she desires to do so and to be available to respond to appropriate questions.

OTHER BUSINESS

     Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE OFFICE OF INVESTOR RELATIONS, BGS SYSTEMS, INC., 128 TECHNOLOGY CENTER, WALTHAM, MASSACHUSETTS 02254-9111. THE COMPANY HAS ESTABLISHED A PUBLICLY ACCESSIBLE HOME PAGE ON THE INTERNET WORLD WIDE WEB FOR COMPANY PRODUCT AND FINANCIAL INFORMATION. BGS INFORMATION CAN BE OBTAINED BY REFERENCE TO THE WORLD WIDE WEB URL HTTP://WWW.BGS.COM.

                                   By Order of the Board of Directors


                                   JEFFREY P. BUZEN, Clerk

                                   APPENDIX

                              BGS SYSTEMS, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 11, 1996

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Jeffrey P. Buzen, Harold S. Schwenk, Jr. and C. Russel Hansen, Jr. and each of them, attorneys or attorney of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BGS Systems, Inc. (the "Company") to be held at the corporate offices of the Company, 128 Technology Center, Waltham, Massachusetts on June 11, 1996 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

    Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          OF THE COMPANY CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election or proposal specified below, this proxy will be voted for such election or proposal.

1. To fix the number of directors at four and elect the two nominees listed below to serve as Class I Directors.

    Nominees: Jeffrey P. Buzen and Paul R. Duncan

/ /  FOR             / /  WITHHELD

- --------------------------------------------------------------------------------
For, all nominees except as noted above

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournments thereof.

/ /  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

/ /  MARK HERE FOR ADDRESS CHANGE AND MARK BELOW.

    In signing, please write (name) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

  Signature:                                 Date:
            ---------------------------------     -------------------

  Signature:                                 Date:
            ---------------------------------     -------------------